UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 16, 2010
Rockville Financial, Inc.

(Exact name of registrant as specified in its charter)

Connecticut	000-51239	30-0288470

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

25 Park Street, Rockville, CT	06066

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (860) 291-3600
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
     On September 16, 2010, the Boards of Directors of Rockville Financial, Inc. (the “Company”), Rockville Financial MHC, Inc. (the “Mutual Holding Company”), and Rockville Bank (the “Bank”) adopted the Plan of Conversion and Reorganization of the Mutual Holding Company (the “Plan”) pursuant to which the Mutual Holding Company will undertake a “second-step” conversion and cease to exist. The Bank will reorganize from a two-tier mutual holding company structure to a stock holding company structure. The Mutual Holding Company currently owns approximately 56.7% of the shares of common stock of the Company.
     Pursuant to the Plan, (i) the Bank will become a wholly owned subsidiary of Rockville Financial New, Inc. (the “New Holding Company”), a Connecticut corporation recently formed by the Company, (ii) the shares of common stock of the Company held by persons other than the Mutual Holding Company (whose shares will be canceled) will be converted into shares of common stock of the New Holding Company pursuant to an exchange ratio intended to preserve the percentage ownership interests of such persons, and (iii) the New Holding Company will offer and sell shares of its common stock representing the ownership interest of the Mutual Holding Company, including its assets other than its shares in the Company, to eligible depositors of the Bank and certain other persons in a subscription offering. The Plan is subject to regulatory approval as well as the approval of the Mutual Holding Company’s corporators and the Company’s stockholders (including the approval of a majority of the shares held by persons other than the Mutual Holding Company).
     Shares not subscribed for in the subscription offering are expected to be available for sale in a community offering to members of the local community and the general public, and if necessary in a syndicated community offering. The number of shares to be sold in the conversion offering and the exchange ratio for current stockholders of the Company are be based on an independent appraisal.
     The foregoing summary of the Plan is not complete and is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 2.1 to this Form 8-K and which is incorporated herein by reference in its entirety.
     The Company announced the adoption of the Plan in a press release dated September 16, 2010. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 8.01 Other Events
     By the press release dated September 16, 2010, the Company also announced the filing of a Registration Statement on Form S-1 by the New Holding Company.

Item 9.01 Financial Statements and Exhibits
(a)	No financial statements of businesses acquired are required.

(b)	No pro forma financial information is required.

(c)	Not applicable.

(d)	Exhibits:	2.1 Plan of Conversion and Reorganization

99.1 Press Release dated September 16, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 16, 2010	ROCKVILLE FINANCIAL, INC. Registrant
	By:	/s/ John T. Lund
John T. Lund
Senior Vice President/ Chief Financial Officer